Exhibit 99.1

Answerthink Increases Share Repurchase Program

MIAMI, FL, May 11, 2005 – Answerthink, Inc. (Nasdaq: ANSR), a strategic business and technology consulting firm, today announced that its Board of Directors approved a $5 million increase in the size of the Company’s share repurchase program. The program was approved in July 2002 with a $5 million limit on the dollar value of the shares that could be repurchased under the program. This limit was increased by an additional $5 million in June 2003, May 2004, July 2004 and November 2004. This increase raises the total authorization under the program to $30 million. To date, the Company has repurchased approximately 6.2 million shares of common stock for $20.6 million under the program. Any purchases made under the program may be made in the open market or through privately-negotiated transactions, subject to market conditions and trading restrictions. At the end of the first fiscal quarter of 2005, Answerthink had approximately 43 million shares outstanding. This additional authorization to the repurchase program is effective immediately.

About Answerthink

Answerthink, Inc. (www.answerthink.com) is a strategic business advisory and technology consulting firm that enables companies to achieve world-class business performance. By leveraging the comprehensive database of The Hackett Group, the world’s leading repository of enterprise best practice metrics and business process knowledge, Answerthink’s business and technology solutions help clients significantly improve performance and maximize returns on technology investments. Answerthink’s capabilities include benchmarking, business transformation, business applications, business intelligence, and offshore application development and support. Founded in 1997, Answerthink has offices throughout the United States and in Europe and India.

About The Hackett Group

The Hackett Group (www.thehackettgroup.com), a business process advisory firm and an Answerthink company, is a global leader in best practice research, benchmarking and transformation advisory services that empower executives to achieve world-class enterprise performance. Only The Hackett Group empirically defines world-class performance in sales, general and administrative (SG&A) and supply chain activities with analysis gained through 3,300 benchmark studies over 13 years at more than 1,865 of the world’s leading companies. The foundation of Hackett’s benchmarks, transformation services, and membership-based advisory programs is our proprietary database of Hackett-CertifiedSM Practices, approaches which are proven to correlate with superior performance metrics. This unparalleled knowledge repository enables Hackett business advisors to provide data, advice, and strategic insight with a level of integrity and authority available nowhere else. As of this writing, Hackett clients comprise 93 percent of the Dow Jones Industrials, 80 percent of the Fortune 100 and 90 percent of the Dow Jones Global Titans Index.

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This press release contains “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, our ability to effectively integrate acquisitions into our operations, our ability to attract additional business, our ability to effectively market and sell our recently launched transformation advisory product offerings and other new services, the timing of projects and the potential for contract cancellations by our customers, changes in expectations regarding the information technology industry, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable, risks of competition, price and margin trends, changes in general economic conditions and interest rates as well as other risks detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.